SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 18, 2000

STIFEL FINANCIAL CORP.

(Exact Name of Registrant as specified in its Charter)

Delaware (State of Incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(314) 342-2000

(Registrant's telephone number, including area code)

Item 5. Other Event

On May 18, 2000, Stifel Financial Corp. (the "Registrant") announced the that its principal subsidiary, Stifel, Nicolaus & Company, Incorporated ("Stifel"), and Sakura Global Capital, Inc. ("Sakura") have entered into a settlement agreement with the Oklahoma Transportation Authority ("OTA"), formerly known as the Oklahoma Turnpike Authority, relating to the 1992 OTA $608 million bond issue. In connection with the settlement, the settling parties also entered into a closing agreem eserves the tax-exempt status of the bonds. This settlement agreement resolves the five year-old civil action filed by the OTA.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Exhibit 99: Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: June 05, 2000 By: /s/ James M. Zemlyak

Name: James M. Zemlyak

Title: Chief Financial Officer